TERM SHEET SUPPLEMENT

(For use with base prospectus dated April 20, 2007)

DLJ MORTGAGE CAPITAL, INC.

Sponsor and Seller

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

ARMT Program

ADJUSTABLE RATE MORTGAGE-BACKED PASS THROUGH CERTIFICATES

(Issuable in Series)

You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.

This term sheet supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Offered Certificates:

•      The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series. Principal and interest, as applicable, on the offered certificates will be paid monthly.

•      The offered certificates will represent ownership interests only in the Adjustable Rate Mortgage Trust to which this term sheet supplement relates, and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the special servicer, the modification oversight agent (if applicable), the depositor, the trust administrator, the trustee, the underwriter or any of their affiliates.

Adjustable Rate Mortgage Trust:

•

each adjustable rate mortgage trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will consist of a pool of adjustable-rate and fixed-rate one- to four family residential first lien mortgage loans.

•

the adjustable-rate mortgage loans generally provide for a fixed interest rate during an initial period of one month, three months, six months, one year, two years, three years, four years, five years or seven years from the date of origination of the related mortgage loan and thereafter provide for adjustments to the interest rate generally every six months or twelve months, generally based on the one-month LIBOR, six-month LIBOR, one-year LIBOR or one-year CMT indices, as specified in the related mortgage note; and

•	will make multiple REMIC elections for federal income tax purposes.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-140945. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS TERM SHEET RELATES. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND MAY BE SUPERSEDED BY AN ADDITIONAL TERM SHEET PROVIDED TO YOU PRIOR TO THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS PRELIMINARY TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION

ABOUT THE OFFERING OF THE SECURITIES REFERRED TO HEREIN. THE SECURITIES ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THESE SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO PURCHASE SECURITIES AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Credit Suisse

May 4, 2007

TABLE OF CONTENTS

_______________

RISK FACTORS	S-7
Risk of Loss	S-7
Limited Obligations	S-8
Liquidity Risks	S-9
Book-Entry Certificates	S-9
Special Yield and Prepayment Considerations	S-9
Potential Inadequacy of Credit Enhancement	S-14
Holding Subordinate Certificates Creates Additional Risks	S-15
If Servicing is Transferred, Delinquencies May Increase	S-16
Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans	S-17
Recent Events	S-17
Recent Developments Affecting SPS	S-18
INTRODUCTION	S-19
DESCRIPTION OF THE MORTGAGE POOL	S-19
General	S-19
Mortgage Adjustment Rate of Adjustable Rate Mortgage Loans	S-20
Interest Only Mortgage Loans	S-21
The Indices	S-21
Mortgage Loan Statistical Information	S-23
Prefunding and Conveyance of Subsequent Mortgage Loans	S-23
Underwriting Standards	S-23
DLJ Mortgage Capital Underwriting Standards	S-25
Credit Suisse Financial Corporation Underwriting Standards	S-26
STATIC POOL INFORMATION	S-28
AFFILIATES AND RELATED TRANSACTIONS	S-28
THE CAP AND SWAP COUNTERPARTY	S-28
SERVICING OF MORTGAGE LOANS	S-29
General	S-29
Servicing Compensation and Payment of Expenses	S-30
Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans	S-30
Advances from the Servicers and Master Servicer	S-31
Optional Purchase of Defaulted Loans; Specially Serviced Loans	S-32
Special Servicing Agreements	S-32
THE MASTER SERVICER AND THE TRUST ADMINISTRATOR	S-32
THE SPONSOR AND THE SELLER	S-33
THE DEPOSITOR	S-35
DESCRIPTION OF THE CERTIFICATES	S-35
General	S-35
Assets of the Trust	S-35
Book-Entry Registration	S-36
Definitive Certificates	S-36
Distributions	S-37
Determination of One-Month LIBOR	S-37
Prefunding Account	S-37
Capitalized Interest Account	S-38
The Senior-Subordinate Loan Groups	S-38
Glossary of Terms—The Senior-Subordinate Loan Groups	S-38
Priority of Distributions—The Senior-Subordinate Loan Groups	S-45
Distributions of Interest—The Senior-Subordinate Loan Groups	S-45
Distributions of Principal—The Senior-Subordinate Loan Groups	S-46

Allocation of Losses; Subordination of Class C-B Certificates	S-47
Cross-Collateralization—The Senior-Subordinate Loan Groups	S-48
Glossary of Terms—The Floating Rate Loan Group Certificates	S-49
Distributions of Interest—The Floating Rate Loan Group Certificates	S-53
Distributions of Principal—The Floating Rate Loan Group Certificates	S-53
Credit Enhancement—The Floating Rate Loan Group Certificates	S-54
Additional Issuances of Certificates	S-56
POOLING AND SERVICING AGREEMENT	S-56
Assignment of Mortgage Loans	S-56
Representations and Warranties Regarding the Mortgage Loans	S-57
Optional Termination; Terminating Auction Sale	S-58
Reports to Certificateholders	S-60
Evidence as to Compliance	S-62
The Issuing Entity	S-62
The Trustee	S-63
Certain Matters Regarding the Servicers and the Master Servicer	S-64
The Trust Administrator	S-64
Restrictions on Transfer of the Class AR and Class AR-L Certificates	S-65
Voting Rights	S-66
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS	S-65
Factors Affecting Prepayments on the Mortgage Loans	S-65
Mandatory Prepayment	S-67
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-67
FEDERAL INCOME TAX CONSEQUENCES	S-67
General	S-67
Tax Treatment of the Offered Certificates	S-67
Tax Treatment of the Floating Rate Loan Group Certificates	S-69
Penalty Protection	S-71
METHOD OF DISTRIBUTION	S-71
LEGAL OPINIONS	S-71
ADDITIONAL INFORMATION	S-72
RATINGS	S-72
LEGAL INVESTMENT	S-73
ERISA CONSIDERATIONS	S-73
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this term sheet supplement and any related term sheet and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM

SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE

PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

You should rely on the information contained in this document or to which we have referred you in this term sheet supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and
•	This term sheet supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

We include cross-references in this term sheet supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

References herein made to the trust, offered certificates, mortgage loans, mortgage pool, prospectus supplement, pooling and servicing agreement, assignment and assumption agreement and other similar terms refer only to the particular series of offered certificates to which this term sheet supplement relates.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you are encouraged to not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the accompanying base prospectus in the context of your financial situation and tolerance for risk.

You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur for a variety of reasons.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk of loss on the mortgage loans.

If the regional economy or housing market in an area representing a concentration of mortgage loans in the mortgage pool weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Description of the Mortgage Pool—General” in this term sheet supplement.

The underwriting guidelines used to originate the mortgage loans may impact losses.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this term sheet supplement. The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.

Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

Losses on the mortgage loans in the senior-subordinate loan groups may reduce the yield on the senior certificates unrelated to that loan group.

The applicable coverage for special hazard losses, fraud losses and bankruptcy losses cover mortgage loans in all of the senior-subordinate loan groups. Therefore, if mortgage loans in a senior-subordinate loan group suffer a high level of these types of losses, it will reduce the available coverage for all of the Senior-Subordinate Certificates. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in a senior-subordinate loan group suffers these types of losses, all of the Senior-Subordinate Certificates and Class C-B Certificates will be allocated a portion of that loss.

Because the Class C-B Certificates represent interests in the mortgage loans in all the senior-subordinate loan groups, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the senior-subordinate loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class C-B Certificates will reduce the subordination provided by those classes of certificates to all of the Senior-Subordinate Certificates, including the senior certificates related to the senior-subordinate loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the senior-subordinate loan groups that did not suffer those previous losses.

See “Description of the Certificates—Cross-Collateralization—The Senior-Subordinate Loan Groups” in this term sheet supplement.

The value of your certificates may be reduced if losses are higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Limited Obligations

Payments on the mortgage loans are the only source of payments on the offered certificates.

The certificates represent interests only in the trust. The certificates do not represent any interest in or any obligation of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the counterparties, the underwriter or any of their affiliates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the counterparties, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Liquidity Risks

You may have to hold your offered certificates to their maturity because of difficulty in reselling the offered certificates.

A secondary market for the offered certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Book-Entry Certificates

The absence of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates.

The offered certificates may not be issued in physical form. Offered certificates not issued in physical form will be transferable only through The Depository Trust Company (referred to in this term sheet supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

See “Description of the Certificates—Book-Entry Registration” in this term sheet supplement.

Special Yield and Prepayment

Considerations

The yield to maturity on your certificates will depend on various factors, including the rate of prepayments.

The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

•     the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

•     the pass-through rate for that class;

•     interest shortfalls due to mortgagor prepayments on the related mortgage loans;

•     whether an optional termination or an auction of one or more loan groups occurs;

•     the purchase price of that class; and

•     whether losses on the mortgage loans are covered by credit enhancement.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.

Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

The interest rate on the adjustable-rate mortgage loans in the trust generally adjust after a one month, three month, six month, one year, two year, three year, four year, five year, seven year or ten year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. Adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, fixed-rate mortgage loans and adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the special servicer, the master servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs.

Some or all of the mortgage loans may impose a premium for certain early full or partial prepayments of a mortgage loan. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, the special servicer, has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. See “Servicing of Mortgage Loans—Optional Purchase of Defaulted Loans; Specially Serviced Loans” in this term sheet supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

The yield on your certificates will also be affected by changes in the mortgage interest rate.

After an initial fixed-rate period, each adjustable-rate mortgage loan provides for adjustments to the interest rate generally every six months or twelve months. The interest rate on each adjustable-rate mortgage loan will adjust to equal the sum of an index and a margin. The interest rate on adjustable-rate mortgage loans may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the interest rate on the adjustable-rate mortgage loans may be subject to an overall maximum and minimum interest rate. See “Description of the Mortgage Pool” in this term sheet supplement.

With respect to the variable rate offered certificates, other than the floating rate loan group certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.

See “Description of the Mortgage Pool” and “Certain Yield and Prepayment Considerations” in this term sheet supplement.

Your investment in the floating rate loan group certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related certificates (other than any class of floating rate loan group certificates covered by a related swap agreement), at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from (i) excess interest on the mortgage loans in the related loan group on such distribution date pursuant to the priorities set forth in this term sheet supplement and (ii) from any related cap agreement. Payments under any cap agreement are subject to the credit risk of the cap counterparty. No assurances can be given that such additional funds will be available.

Amounts available under any related swap agreement from the swap counterparty may be limited.

Net swap payments payable to the supplemental interest trust trustee, on behalf of the supplemental interest trust, by the swap counterparty under a related swap agreement will be used to cover any interest shortfalls that may occur as a result of the decline in the net funds cap of the related group below the formula rate for the related certificates as described in the term sheet to this term sheet supplement, if applicable. However, if the swap counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts. If the swap counterparty defaults on its obligations under swap agreement, then the formula rate for the related certificates will become capped at the net funds cap of the related group as described in the term sheet to this term sheet supplement, if applicable. To the extent that distributions on the related certificates depend in part on payments to be received by the supplemental interest trust trustee under the related swap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the swap counterparty.

Interest Only Certificates are especially sensitive to rapid prepayments of the related mortgage loans.

Interest Only Certificates receive only payments of interest and are sensitive to variations in the rate of prepayments on the related mortgage loans. If the rate of prepayments on the related mortgage loans is faster than expected, the yield to the Interest Only Certificates will be lower than expected and under certain prepayment scenarios an investor therein may not fully recoup their initial investment.

On any distribution date on which the pass-through rate of any LIBOR Certificates is based on the net wac rate of the related loan group, the Interest Only Certificates with respect to that loan group may receive little or no distributions of interest. In addition, amounts distributable to the Interest Only Certificates on any distribution date may be withheld to cover basis risk shortfalls on the LIBOR Certificates for the related loan group. Any amounts so withheld will not be reimbursed to the holders of the Interest Only Certificates.

Interest only mortgage loans have a greater degree of risk of default.

Some or all of the mortgage loans may not provide for any payments of principal prior to a certain time, which may range from the first Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

An optional termination or an auction sale of the trust may adversely affect the certificates.

When the aggregate stated principal balance of the mortgage loans in all of the pass-through rate loan groups has been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the pass-through rate loan group mortgage loans. If the terminating entity exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates.

When the aggregate stated principal balance of the mortgage loans in all floating rate loan groups has been reduced to 10% or less of the sum of their aggregate initial Cut-off Date Principal Balance and, if applicable, the amounts on deposit in any prefunding account on the closing date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the floating rate loan group mortgage loans. If the terminating entity exercises its rights to purchase the floating rate loan group mortgage loans as described above, such purchase would cause an early retirement of the floating rate loan group certificates.

If the option to purchase the pass-through rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the pass-through rate loan group mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in a pass-through rate loan group, the trust administrator will conduct an auction to sell the pass-through rate loan group mortgage loans.

If the option to purchase the floating rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the floating rate loan group mortgage loans declines below 5% or less of the sum of their aggregate initial Cut-off Date Principal Balance and the amounts on deposit in any prefunding account on the closing date, the trust administrator will conduct an auction to sell the floating rate loan group mortgage loans.

See “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” in this term sheet supplement.

If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on an investment in the offered certificates related to the related floating rate loan group.

If the amount of subsequent mortgage loans for any floating rate loan group purchased by the trust is less than the amount deposited in the prefunding account on the closing date, if applicable, holders of the offered certificates related to such loan group that are entitled to payments of principal will receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date set forth in the prospectus supplement. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans; however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans in such loan group as of the closing date.

See “Description of the Mortgage Pool—Prefunding and Conveyance of Subsequent Mortgage Loans” in this term sheet supplement.

Potential Inadequacy of Credit Enhancement

The subordination, overcollateralization and other credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the seller, the servicers, the special servicer, the trustee, the underwriter, the master servicer or the trust administrator will have any obligation to supplement any credit enhancement.

Certain factors may limit the amount of excess interest on the mortgage loans in the floating rate loan groups thereby reducing overcollateralization.

In order to create overcollateralization, it will be necessary that the floating rate loan group mortgage loans generate more interest than is needed to pay interest on the floating rate loan group certificates and the related fees and expenses of the trust. We expect that the floating rate loan group mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the floating rate loan group mortgage loans is higher than the net WAC rate on the floating rate loan group certificates. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level. The following factors will affect the amount of excess interest that the floating rate loan group mortgage loans will generate:

•     Prepayments. Each time a floating rate loan group mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of floating rate loan group mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

•     Defaults. The actual rate of defaults on the floating rate loan group mortgage loans may be higher than expected. Defaulted floating group mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

•     Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related floating rate loan group certificates, so less money will be available as excess interest.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

•     Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

•     Except under the circumstances described in this term sheet supplement, the Class C-B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date. In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of Class C-B Certificates with higher alphanumerical class designations will be paid to classes of Class C-B Certificates with lower alphanumerical class designations.

•    If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

•     The Floating Rate Loan Group Subordinate Certificates are not expected to receive principal distributions until, at the earliest, the distribution date set forth in the prospectus supplement, unless the class principal balances of the Floating Rate Loan Group Senior Certificates have been reduced to zero prior to such date.

•     After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the certificate.

• The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If Servicing is Transferred, Delinquencies May Increase

In certain circumstances, the entity specified in the pooling and servicing agreement or its transferee may request that SPS or the master servicer resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

The servicing function for the mortgage loans for which SPS will be responsible for servicing under the pooling and servicing agreement has recently been transferred to SPS. Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

In addition, at the option of the sponsor, the servicing function for all or a portion of the mortgage loans serviced by SPS may be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement. Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. We cannot assure you that such servicing transfer will occur.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors’ rescinding the mortgage loans against the trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement.

Recent Events

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates in the related loan group on a pro rata basis. In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the related seller will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if a related seller fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchases may shorten the weighted average lives of the related offered certificates.

Recent Developments Affecting SPS

In the past, SPS entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

Some of the statements contained or incorporated by reference in this term sheet supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions,

INTRODUCTION

The depositor will establish an Adjustable Rate Mortgage Trust relating to each series of Adjustable Rate Mortgage Backed Pass-Through Certificates on the closing date, pursuant to a pooling and servicing agreement among the depositor, the seller, the servicers (except for the designated servicers), the master servicer, the special servicer, the modification oversight agent (if applicable), the trustee and the trust administrator, dated as of the cut-off date.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms—The Senior-Subordinate Loan Groups” and “—The Floating Rate Loan Group Certificates” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet.

The mortgage loans acquired by the depositor from DLJ Mortgage Capital, Inc. (“DLJ Mortgage Capital”) were previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

The mortgage loans will be secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity of generally 30 years from the date of origination or modification.

Each mortgage loan will be a conventional fixed-rate mortgage loan or adjustable-rate mortgage loan evidenced by a mortgage note.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgage properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Substantially all of the mortgage loans will provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the initial mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

As of the cut-off date, the initial mortgage loans will have the characteristics as indicated in the related term sheet.

A portion of the mortgage loans may be 30 days or more delinquent as of the cut-off date.

No mortgage loan may be subject to a buydown agreement.

A portion of the aggregate Cut-off Date Principal Balance of the mortgage loans may have an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

For purposes of describing the delinquency characteristics of the mortgage loans in the prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on January 1 that remained unpaid as of the close of business on January 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in the prospectus supplement for February.

Some of the mortgages loan may provide for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, will be as provided in the related mortgage note; generally, such amount is equal to three months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

All of the initial mortgage loans as of the cut-off date will have LTV ratios at origination of 100% or less. It is anticipated that, with some exceptions, each initial mortgage loan with an LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. The primary mortgage guaranty insurance policy referred to in the immediately preceding sentence will not be required for any of these initial mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

Mortgage loans may be secured by mortgaged properties with respect to which second lien mortgage loans were originated at the same time as the first lien mortgage loan. The owners of the mortgaged properties may obtain second lien mortgage loans at any time without the sponsor’s knowledge and, thus, more mortgaged properties than described above may also secure second lien mortgage loans.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the stated principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Mortgage Adjustment Rate of Adjustable Rate Mortgage Loans

Generally, each adjustable rate mortgage loan has an initial fixed mortgage interest rate for approximately one month, three months, six months, one year, two years, three years, four years, five years or seven years after the origination of such mortgage loan. Each mortgage note related to an adjustable rate mortgage loan generally will provide for adjustments to the mortgage interest rate thereon on or about one month from, three months from, six months from, or the first, second, third, fourth, fifth or seventh anniversary of, the first due date, as applicable, and in each case, generally either every one month, six months or twelve months thereafter (each, an “Adjustment Date”). On each Adjustment Date, the mortgage interest rate on each adjustable rate mortgage loan will adjust to the sum of the applicable Index and the number of basis points specified in the applicable mortgage note (the “Margin”), rounded to the nearest one eighth of one percent, subject to the limitation that, with respect to certain mortgage loans, the mortgage interest rate after such adjustment on each Adjustment Date may not vary from the mortgage interest rate in effect prior to such adjustment by more than the number of basis points specified in the mortgage note (the “Periodic Cap”). In addition, adjustments to the mortgage interest rate for all of the adjustable rate mortgage loans are subject to a lifetime maximum interest rate (a “Rate Ceiling”). Substantially all of the adjustable rate mortgage loans specify a lifetime minimum interest rate (a ”Rate Floor”) which in most cases is equal to the Margin for that mortgage loan. Except with respect to any adjustments during an initial interest only period, on the first due date following each Adjustment Date for each adjustable rate mortgage loan, the monthly payment for the mortgage loan will be adjusted, if necessary, to an amount that will fully amortize such mortgage loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

Interest Only Mortgage Loans

Some or all of the mortgage loans (in each case by Cut-off Date Principal Balance) (the “Interest Only Mortgage Loans”) will not provide for any payments of principal prior to a certain time, which may range from the first Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan.

The Indices

The Indices for the initial adjustable-rate mortgage loans in each loan group generally will be as One-Year CMT, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR.

One-Month LIBOR

“One Month LIBOR” is defined to be the rate for one month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to One-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Month LIBOR as published by a different source for the same period.

	One-Month LIBOR
Month	2007	2006	2005	2004	2003	2002	2001	2000
January	5.32000%	4.57000%	2.59000%	1.10000%	1.34000%	1.84750%	5.57000%	5.88500%
February	5.32000	4.63313	2.71625	1.09750	1.33750	1.87000	5.20750	5.91875
March	5.32000	4.82938	2.87000	1.09000	1.30000	1.87875	5.08000	6.13250
April	5.32000	5.04000	3.08875	1.10000	1.32000	1.84000	4.43250	6.29125
May		5.11063	3.13000	1.11375	1.32000	1.84375	4.05750	6.65375
June		5.33438	3.34000	1.36875	1.12000	1.83875	3.86250	6.64188
July		5.39060	3.51875	1.50375	1.10000	1.82000	3.75000	6.62063
August		5.33000	3.70000	1.67000	1.11938	1.82000	3.58125	6.63000
September		5.32180	3.86375	1.84000	1.12000	1.81125	2.63000	6.61750
October		5.32000	4.09000	2.00000	1.12000	1.71625	2.28750	6.62000
November		5.35000	4.29375	2.29000	1.17000	1.43875	2.11875	6.80375
December		5.32188	4.39000	2.40000	1.12000	1.38000	1.87375	6.56125

Six-Month LIBOR

“Six-Month LIBOR” is defined to be the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	One-Year LIBOR
Month	2007	2006	2005	2004	2003	2002	2001	2000
January	5.40125%	4.81000%	3.11000%	1.21375%	1.34875%	2.03375%	5.26250%	6.28875%
February	5.33000	4.99000	3.04670	1.17000	1.34000	2.03000	4.90750	6.33125
March	5.32969	5.14000	3.46000	1.16000	1.23125	2.33000	4.71000	6.52625
April	5.36000	5.22000	3.40875	1.38000	1.29000	2.12000	4.30250	6.73125
May		5.33000	3.53750	1.57750	1.21375	2.08000	3.98000	7.10500
June		5.58938	3.71000	1.94000	1.11938	1.95625	3.90875	7.00000
July		5.51000	3.92375	1.98000	1.14625	1.87000	3.68875	6.89375
August		5.43125	4.05500	1.99000	1.19750	1.79500	3.45250	6.83000
September		5.37000	4.23063	2.19625	1.18000	1.71000	2.52250	6.76000
October		5.38750	4.46625	2.31250	1.23000	1.60000	2.14625	6.72000
November		5.34688	4.60063	2.63500	1.25875	1.46875	2.03000	6.64000
December		5.37000	4.70000	2.92000	1.22000	1.38000	1.98125	6.20375

One-Year LIBOR

“One-Year LIBOR” is defined to be the rate for one-year U.S. dollar denominated deposits offered in the London interbank market as published in The Wall Street Journal and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

	One-Year LIBOR
Month	2007	2006	2005	2004	2003	2002	2001	2000
January	5.43125%	4.94000%	3.46000%	1.47625%	1.45000%	2.49125%	5.17375%	6.75000%
February	5.23813	5.15000	3.37810	1.36750	1.38125	2.43000	4.88375	6.76375
March	5.22000	5.28750	3.84500	1.35125	1.28000	3.00250	4.66750	6.94375
April	5.29500	5.33063	3.68625	1.83000	1.35750	2.63375	4.44125	7.10125
May		5.42625	3.78000	2.05750	1.21125	2.59125	4.24250	7.50125
June		5.69313	3.88000	2.46250	1.19000	2.28625	4.18375	7.18000
July		5.53938	4.16250	2.43375	1.26625	2.09000	3.82000	7.08000
August		5.41000	4.24000	2.30000	1.43000	1.89625	3.56375	6.97000
September		5.29750	4.44000	2.48250	1.30000	1.72500	2.64250	6.80125
October		5.34125	4.72000	2.54625	1.48000	1.63625	2.27188	6.73000
November		5.24000	4.79000	2.98000	1.56250	1.72750	2.38625	6.55500
December		5.32938	4.83875	3.23500	1.45688	1.44938	2.44250	6.00000

One-Year CMT

“One-Year CMT” is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to One-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

	One-Year CMT
Month	2007	2006	2005	2004	2003	2002	2001	2000
January	5.09%	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%	6.12%
February	5.05	4.68	3.03	1.24	1.30	2.23	4.68	6.22
March	4.92	4.77	3.30	1.19	1.24	2.57	4.30	6.22
April	4.93	4.90	3.32	1.43	1.27	2.48	3.98	6.15
May		5.00	3.33	1.78	1.18	2.35	3.78	6.33
June		5.16	3.36	2.12	1.01	2.20	3.58	6.17
July		5.22	3.64	2.10	1.12	1.96	3.62	6.08
August		5.08	3.87	2.02	1.31	1.76	3.47	6.18
September		4.97	3.85	2.12	1.24	1.72	2.82	6.13
October		5.01	4.18	2.23	1.25	1.65	2.33	6.01
November		5.01	4.33	2.50	1.34	1.49	2.18	6.09
December		4.95	4.35	2.67	1.31	1.45	2.22	5.60

Mortgage Loan Statistical Information

Certain statistical characteristics of the initial mortgage loans to be deposited in the mortgage pool, as of the initial cut-off date unless otherwise indicated, will be set forth in the related term sheet.

Prefunding and Conveyance of Subsequent Mortgage Loans

On the closing date, funds may be deposited into a prefunding account established and maintained by the trust administrator on behalf of the certificateholders of one or more of the floating rate loan groups. The amount deposited in any prefunding account will be used to purchase additional mortgage loans for a certain floating rate loan group or floating rate loan groups, referred to in this term sheet supplement as the “subsequent mortgage loans.” Any investment income earned from amounts in any prefunding account shall be paid to the depositor, and will not be available for payments on the certificates. With respect to any prefunding account, during the period from the closing date until the earliest of (i) the date on which the amounts on deposit in such prefunding account have been reduced to zero, (ii) an event of default occurs under the pooling and servicing agreement or (iii) a date to be specified in the related term sheet, such period is referred to in this term sheet supplement as the “prefunding period,” the depositor is expected to purchase subsequent mortgage loans from the seller, or other mortgage loan sellers, and sell such subsequent mortgage loans to the trust. The purchase price for each subsequent mortgage loan will equal the principal balance of such subsequent mortgage loan and will be paid from the related prefunding account. Accordingly, the purchase of subsequent mortgage loans will decrease the amount on deposit in the related prefunding account and increase the aggregate Stated Principal Balance of the mortgage loans such loan group or groups.

The characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

The obligation of the trust to purchase subsequent mortgage loans during a prefunding period, if applicable, will be subject requirements as set forth in the prospectus supplement.

Underwriting Standards

The mortgage loans either have been or will be originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and have been or will be originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation,” “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative documentation” program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital Underwriting Standards

The sponsor acquires mortgage loans through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements. Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor.

Underwriting Standards

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including the sponsor, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, other than with respect to “no income/asset” documentation, the mortgagor will have furnished information with respect to its assets, liabilities and income (except as described below) and credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The sponsor may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation” or “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation l” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Reduced documentation loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Credit Suisse Financial Corporation Underwriting Standards

Credit Suisse Financial Corporation, also referred to herein as an Originator, is a Delaware corporation. The Originator conducts lending through wholesale loan production offices. The Originator operates more than two wholesale loan production offices located in three states and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its 2003. The principal executive offices of the Originator are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

Underwriting Standards

The mortgage loans were originated or acquired by Credit Suisse Financial Corporation generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation,” “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative documentation” program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located in the applicable series hyperlink at http://www.credit suisse.armt.static pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool. For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for December 1 at the close of business on January 31 would be described as 30 to 59 days delinquent in the February trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying base prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after July 1, 2006, which information relates to periods prior to January 1, 2006.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. Each of the cap counterparty, if applicable, and swap counterparty, if applicable, is an affiliate of Credit Suisse Holding (USA), Inc. In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE CAP AND SWAP COUNTERPARTY

Each of the cap counterparty or swap counterparty with respect to any cap agreement or swap agreement will be Credit Suisse International (“CSi”). CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”. These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “AA- (stable outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

SERVICING OF MORTGAGE LOANS

General

Wells Fargo will act as master servicer of all of the mortgage loans. The mortgage loans will initially be serviced by the entities listed in the prospectus supplement.

The master servicer will oversee and enforce the servicing by the servicers (other than the designated servicers) of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement.

If applicable, a modification oversight agent may be appointed pursuant to the pooling and servicing agreement. The modification oversight agent will have the authority to review short sales and loan modifications, and direct servicers (other than the designated servicers) to make, not make, or modify a proposed short sale or loan modification. However, in the absence of direction from the modification oversight agent, such servicers do not need to obtain pre-approval for any proposed short sale or loan modification. The modification oversight agent shall not have any duty or obligation to supervise, monitor or oversee the servicing activities of any servicer (other than with respect to the approval of short sale or loan modification as described above).

Each of SPS and Wells Fargo will be directly responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement.

Under the pooling and servicing agreement, the servicers may contract with subservicers to perform some or all of their servicing duties. Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the applicable Servicing Agreement. Additionally, any servicer, other than a designated servicer, may enter into special servicing agreements as more fully described in “Servicing of Mortgage Loans—Special Servicing Agreements” herein. None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the applicable Servicing Agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the applicable Servicing Agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it net of the related servicing compensation. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the applicable Servicing Agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the applicable Servicing Agreement. If permitted by the applicable Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account. Each servicer will establish and maintain a collections account pursuant to the terms of the pooling and servicing agreement or applicable Servicing Agreement. Each month, on a date specified in the related Servicing Agreement, each servicer will withdraw from its collection account all amounts representing collections on the mortgage loans that are required to be distributed to certificateholders on the distribution date in that month and remit such amounts into which deposits will be made of the amounts remitted to the trust administrator by the servicers. Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.

The pooling and servicing agreement prohibits the resignation of the master servicer, the special servicer, SPS and Wells Fargo, as servicer, except upon (a) appointment of a successor master servicer, special servicer or servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer’s, such servicer’s or such special servicer’s duties thereunder are no longer permitted under applicable law. In addition, the entity specified in the pooling and servicing agreement or its transferee may request that (i) SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence and (ii) the special servicer resign and appoint a successor special servicer, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence. No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement. No resignation of SPS or Wells Fargo (in its capacity as servicer) will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days (except with respect to SPS serviced loans, such period of transition not to exceed 60 days) before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans. In connection with the appointment of a successor servicer to SPS, Wells Fargo or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Servicing Compensation and Payment of Expenses

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The expense fees consist of the servicing fee, the excess servicing fee, any excess servicing fee described in the prospectus supplement, and any lender paid mortgage guaranty insurance premiums, as applicable. The net mortgage rate of a mortgage loan is equal to its current mortgage rate less the rate at which expense fees accrue on that mortgage loan.

Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement (and/or applicable servicing agreement) and those amounts will be paid by such servicer or the master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this term sheet supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.” The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans and in some cases, prepayment premiums. In addition, SPS will be entitled to the interest portion of a prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month. The trust administrator will be entitled to all reinvestment income earned on amounts on deposit in the certificate account. The trust administrator is obligated to pay to the master servicer and the trustee, the master servicing fee and trustee fee, respectively, out of the reinvestment income earned on amounts on deposit in the certificate account received by the trust administrator under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Trust Administrator” in this term sheet supplement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. Partial principal prepayments may result in a reduction in interest payable for the month during which the partial principal prepayment is made.

Compensating Interest Payments by the Master Servicer. With respect to the mortgage loans that it master services, the master servicer is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer is required to do so under the pooling and servicing agreement or servicing agreement, as applicable, but fails to do so.

Compensating Interest Payments by Wells Fargo. Wells Fargo, as servicer, is obligated to remit to the trust administrator on the eighteenth calendar day of each month, or if such calendar day is not a business day the following business day, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fourteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo, and

•

the servicing fee that Wells Fargo is entitled to receive from the trust on the related distribution date, equal to a certain percentage of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by SPS. SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

•

the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to a certain percentage of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Advances from the Servicers and Master Servicer

Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer (including the designated servicers) will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

If the amount of advances received from a servicer (including the designated servicers) of a mortgage loan is less than the amount required to be advanced by such servicer under the pooling and servicing agreement, the master servicer will be required to make such advance with respect to any mortgage loan that it master services, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer or the master servicer (with respect to any mortgage loan that it master services), as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement or the Designated Servicing Agreement, as applicable. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see “The Agreements—Event of Default and Rights in the Case of Events of Default” in the prospectus.

Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

The special servicer, may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances of servicers other than the special servicer and transferring costs.

In addition, the special servicer may, at its option, elect to act as servicer of any mortgage loan, other than any mortgage loan serviced by a designated servicer, that is delinquent 90 days or more. In that event the special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of the servicing of any such delinquent mortgage loan, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Special Servicing Agreements

The pooling and servicing agreement will permit any servicer to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group. Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder’s direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the trustee against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in the prospectus supplement as the “sponsor,” a “seller” and an “originator.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter, the cap counterparty, if applicable, the cap counterparty, if applicable, and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

The following table shows the composition of mortgage loans publicly securitized by the sponsor through the depositor and Credit Suisse First Boston Mortgage Acceptance Corp. for the periods indicated:

	2003		2004		2005		2006		Total
Loan Type	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance
AltA ARM	12,949	3,613,982,397	31,611	7,798,385,125	25,293	6,831,096,734	6,416	2,280,172,993	76,269	20,523,637,248
AltA Fixed	17,402	4,093,249,308	7,117	1,902,965,819	24,087	5,030,498,566	34,740	8,478,462,982	83,346	19,505,176,675
HELOC					5,460	313,118,315	3,465	249,988,315	8,925	563,106,631
Neg-Am ARM					906	270,882,163			906	270,882,163
Prime ARM	15,114	5,625,217,619	16,316	5,252,996,734	14,610	5,015,172,488	3,255	1,848,703,933	49,295	17,742,090,774
Prime Fixed	12,261	5,699,018,590	4,752	2,444,016,643	8,991	4,822,306,801	6,113	3,440,119,634	32,117	16,405,461,668
Prime Short Duration ARM	1,573	535,070,678	2,487	772,412,569	1,747	664,251,179	64	36,158,350	5,871	2,007,892,776
Seconds	43,516	1,828,962,573	47,740	2,159,604,999	59,297	2,905,543,192	54,351	2,925,755,953	204,904	9,819,866,716
Subprime	40,443	5,773,420,790	54,761	8,595,781,396	72,966	10,881,936,213	43,884	7,749,759,566	212,054	33,000,897,964
Grand Total	143,258	27,168,921,954	164,784	29,325,790,730	213,357	36,734,805,651	152,288	27,009,121,726	673,687	119,839,012,615

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. None of the depositor, its parent or any of the depositor’s affiliates will ensure or guarantee distributions on the certificates. The depositor will acquire the mortgage loans directly or through one or more affiliates.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue certificates pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed with the Securities and Exchange Commission in a current report on Form 8 K following the issuance of the certificates. The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The Class AR Certificates and the Class AR-L Certificates are referred to together as the Residual Certificates. The various classes of Class A Certificates and the Residual Certificates are referred to collectively as the Senior Certificates. In addition to the Senior Certificates, each series of certificates will include Class P Certificates various classes of subordinate certificates referred to as the Class C-B Certificates and the Class M Certificates. The Class C-B Certificates and the Class M Certificates are referred to collectively as the Subordinate Certificates. Various classes of Class A and Class M Certificates may also be referred to collectively as the LIBOR Certificates.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

•	the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;
•	any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;
•	the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;
•	the Collection Account, the Certificate Account, the prefunding account, the capitalized interest account and the assets that are deposited in each of them from time to time;
•	any related Swap Agreement or Cap Agreement; and
•	all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

Book-Entry Registration

Except as otherwise set forth in the prospectus supplement, the offered certificates, other than the Residual Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Securities—Book-entry Registration” in the prospectus.

Definitive Certificates

Except as set forth in the prospectus supplement, definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•        DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

•         the depositor, with the consent of the applicable participants, in writing, elects to terminate the book entry system through DTC; or

•         after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, to the persons in whose names those certificates are registered on the close of business on the business day preceding that distribution date with respect to the LIBOR Certificates and any other class of certificates described in the prospectus supplement so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, on the last business day of the month preceding the month of that distribution date (each such date, a “Record Date”).

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Determination of One-Month LIBOR

With respect to the initial distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the business day prior to the closing date. With respect to each distribution date other than the initial distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying one-month LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Prefunding Account

On the closing date, the depositor may deposit funds, such funds referred to in this term sheet supplement as the “prefunding account deposit,” into a segregated account maintained with the trust administrator, referred to in this term sheet supplement as the prefunding account. The prefunding account deposit will be available for the purchase of subsequent mortgage loans for the floating rate loan group. The prefunding account deposit may be increased by an amount equal to the aggregate of the principal balances of any proposed initial mortgage loans removed from the floating rate loan group prior to the closing date. During the prefunding period, the amount on deposit in the prefunding account will be allocated for purchase of subsequent mortgage loans for the floating rate loan group from the depositor in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by the trust and added to the trust on any date during the prefunding period (a “subsequent transfer date”), must satisfy the criteria set forth in the pooling and servicing agreement. On the distribution date specified in the prospectus supplement, any remaining amounts in the prefunding account will be applied to reduce the Class Principal Balance of certain classes of the related offered certificates that are entitled to payments of principal. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the prefunding account deposit and it is not anticipated that there will be any material principal prepayments from amounts remaining on deposit in the prefunding account, no assurance can be given that such a distribution will not occur on the distribution date specified in the prospectus supplement. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount of any prefunding account deposit. Amounts on deposit in the prefunding account will be invested in permitted investments as defined in the pooling and servicing agreement. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the distribution date specified in the prospectus supplement. All interest and any other investment earnings on amounts on deposit in the prefunding account will be distributed to the depositor no later than the distribution date specified in the prospectus supplement. The prefunding account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Capitalized Interest Account

On the closing date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into a capitalized interest account. The amounts on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates related to the floating rate loan group specified in the prospectus supplement that may arise as a result of the utilization of the prefunding account for such loan group for the purchase by the trust of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest account (including investment earnings) on any distribution date and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the next distribution date as specified in the pooling and servicing agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

The Senior-Subordinate Loan Groups

As set forth in the term sheet to this term sheet supplement, subordinate certificates related to a pass-though group may relate to one or more loan groups with senior certificates. Each grouping of loan groups with senior certificates cross-collateralized by the same subordinate certificates are called “Senior-Subordinate Loan Groups.” Each series may have Senior-Subordinate Loan Groups which will not be cross-collateralized with other Senior-Subordinate Loan Groups of the same series.

Glossary of Terms—The Senior-Subordinate Loan Groups

The following terms are given the meanings shown below to help describe the cash flows on the Senior-Subordinate Loan Groups:

Accrual Period—For any distribution date and any class in a Senior-Subordinate Loan Group, the calendar month immediately preceding that distribution date.

Aggregate Collateral Balance—As of any date of determination, will be equal to the aggregate of the Aggregate Loan Group Balances for the Senior-Subordinate Loan Groups as of such date of determination.

Aggregate Loan Group Balance—For the Senior-Subordinate Loan Groups and any date of determination, the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of such date of determination.

Available Funds—For any distribution date and each of the Senior-Subordinate Loan Groups, the sum of:

(a)

all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

(b)

(i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer’s standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

(c)

all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

(d)

amounts received for that distribution date in respect of the substitution of a related mortgage loan, the purchase of a related deleted mortgage loan, or a repurchase of a related mortgage loan by the seller or a purchase by the special servicer as of that distribution date;

(e)	any amounts payable as Compensating Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and
(f)

minus, in the case of clauses (a) through (e) above, (i) certain expense fees (including the excess servicing fee, accrued and unpaid servicing fees, unreimbursed advances and amounts to which the trustee, trust administrator, master servicer or the applicable servicer is entitled under the pooling and servicing agreement, in each case allocable to such loan group) and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related group.

With respect to any distribution date, the due date for substantially all of the mortgage loans is the first day of the month in which that distribution date occurs and the determination date is (i) with respect to each servicer other than Wells Fargo, the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day and (ii) with respect to Wells Fargo, the business day immediately preceding the related remittance date.

Bankruptcy Loss Coverage Amount—The aggregate amount of Bankruptcy Losses that are allocated solely to the Class C-B Certificates.

Bankruptcy Losses—With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

Class C-B Component Balance—With respect to any date of determination and the Senior-Subordinate Loan Groups, the excess, if any, of (i) the Aggregate Loan Group Balance of such loan group as of such date, over (ii) the then-outstanding aggregate Class Principal Balance of the related senior certificates as of such date.

Class C-B Percentage—For any distribution date, the aggregate Class Principal Balance of the Class C-B Certificates immediately prior to that distribution date divided by the Aggregate Collateral Balance for that distribution date.

Class Principal Balance—For any class in a Senior-Subordinate Loan Group as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	All amounts previously distributed to holders of certificates of that class as payments of principal;
•	The amount of Realized Losses, including Excess Losses, allocated to that class; and
•

In the case of the Class C-B Certificates, any amount allocated to a class of Class C-B Certificates in reduction of its Class Principal Balance if the aggregate Class Principal Balance of the Senior-Subordinate Loan Groups exceeds the Aggregate Collateral Balance on such date, as described below under “—Allocation of Losses; Subordination of Class C-B Certificates;”

provided, however, that the Class Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates.

Compensating Interest—With respect to any distribution date, an amount to be paid by the related servicer as described above under “Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement.

Credit Support Depletion Date—The first distribution date on which the aggregate Class Principal Balance of the Class C-B Certificates has been or will be reduced to zero.

Cut-off Date Principal Balance—The aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Debt Service Reduction—With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

Excess Losses—Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Expense Fee Rate—As to each mortgage loan, the sum of the related servicing fee rate, the trust administrator fee rate, if applicable, the special servicing fee rate, if applicable, and the rate at which the premium on a lender paid mortgage guaranty insurance policy is calculated, if applicable.

Fraud Loss—With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount—The aggregate amount of Fraud Losses that are allocated solely to the Class C-B Certificates.

Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the mortgage loans in the related mortgage group;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the mortgage loans in the related mortgage group; and

•	the Senior Liquidation Amount for the mortgage loans in the related mortgage group.

Insurance Proceeds—Amounts paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal—The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

Liquidation Proceeds—Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Net Interest Shortfall—For any distribution date and loan group, the sum of:

•

the amount of interest which would otherwise have been received for a mortgage loan in that loan group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Class C-B Certificates for those types of losses; and

•	any related Net Prepayment Interest Shortfalls.

Net Prepayment Interest Shortfall—For any distribution date and loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance or the amount prepaid of that mortgage loan, as applicable. No Prepayment Interest Shortfall will be calculated for Principal Prepayments in full received on a mortgage loan serviced by Wells Fargo or SPS if such Principal Prepayment in full is distributed to certificateholders in the month of receipt.

Prepayment Period— For any distribution date and principal payment in full received on a mortgage loan, and with respect to each servicer as applicable, (1) the calendar month preceding that distribution date, (2) the period from the fourteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first distribution date, from the Cut off Date) through the thirteenth day of the month in which that distribution date falls, (3) the period from the fifteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first distribution date, from the Cut off Date) through the fourteenth day of the month in which that distribution date falls or (4) such other period as described in the related servicing agreement. For any distribution date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date and each of the Senior-Subordinate Loan Groups the sum of:

•	scheduled principal payments on the mortgage loans in that loan group due on the due date related to that distribution date;

•

the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the applicable period preceding that distribution date; and

•	any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount—For any distribution date and a loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

Principal Prepayments—Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Realized Loss—The amount determined by the related servicer and evidenced by an officers’ certificate delivered to the trustee and trust administrator, in connection with any mortgage loan equal to:

•

for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by that servicer from the collection account for the mortgage loan;

•

for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

•

for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

Recovery—With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Relief Act—The Servicemembers Civil Relief Act, as amended, and any similar state or local statute.

Relief Act Reduction—A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

Senior Liquidation Amount—For any distribution date and for any of the Senior-Subordinate Loan Groups, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

Senior Percentage—For any distribution date and loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates related to such group immediately prior to that distribution date and the denominator of which is the Aggregate Loan Group Balance for such loan group as of the first day of the related Collection Period, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date.

Senior Prepayment Percentage—With respect to the mortgage loans in each Senior-Subordinate Loan Group and any distribution date occurring during the seven years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Class C-B Certificates. Increasing the respective interest of the Class C-B Certificates relative to that of the Senior-Subordinate Certificates is intended to preserve the availability of the subordination provided by the Class C-B Certificates.

The Senior Prepayment Percentage for each group and any distribution date occurring on or after the seventh anniversary of the first distribution date will be as follows:

•        for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

•        for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

•        for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

•        for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

•        for any distribution date after the fourth year thereafter, the related Senior Percentage for that distribution date.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any distribution date, and for the mortgage loans in each Senior-Subordinate Loan Group (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each group for that distribution date will equal 100%, (ii) if on or before the distribution date three years from the closing date, the Class C-B Percentage for such distribution date is greater than or equal to twice the Class C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each group for such distribution date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that distribution date, and (iii) if after the distribution date three years from the closing date, the Class C-B Percentage for such distribution date is greater than or equal to twice the Class C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each group for such distribution date will equal the related Senior Percentage.

Notwithstanding the foregoing, the Senior Prepayment Percentage for the related group will equal 100% for any distribution date as to which (i) the outstanding principal balance of the mortgage loans in the related group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Class C-B Component Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans in the related group exceed:

•        for any distribution date prior to the third anniversary of the first distribution date, 20% of the related original Class C-B Component Balance;

•        for any distribution date on or after the third anniversary but prior to the eighth anniversary of the first distribution date, 30% of the related original Class C-B Component Balance;

•        for any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 35% of the related original Class C-B Component Balance;

•        for any distribution date on or after the ninth anniversary but prior to the tenth anniversary of the first distribution date, 40% of the related original Class C-B Component Balance;

•        for any distribution date on or after the tenth anniversary but prior to the eleventh anniversary of the first distribution date, 45% of the related original Class C-B Component Balance; and

•        for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the related original Class C-B Component Balance.

If the Senior Prepayment Percentage for one group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other groups will equal 100%.

If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

Special Hazard Loss—With respect to the Senior-Subordinate Loan Groups, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Coverage Amount—The aggregate amount of Special Hazard Losses that are allocated solely to the Class C-B Certificates.

Stated Principal Balance—As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

Subordinate Liquidation Amount—For any distribution date and loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

Subordinate Percentage—For any distribution date and the Senior-Subordinate Loan Groups, the excess of 100% over the related Senior Percentage for that date.

Subordinate Prepayment Percentage—For any distribution date and the Senior-Subordinate Loan Groups, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

Subordinate Principal Distribution Amount—For any distribution date and the Senior-Subordinate Loan Groups, the sum of the following amounts calculated for each group:

•	the related Subordinate Percentage of the related Principal Payment Amount;
•	the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and
•	the related Subordinate Liquidation Amount;

less

•	the amount of certain cross-collateralization payments as described under

“—Cross-Collateralization—The Senior-Subordinate Loan Groups.”

Subordination Level—On any distribution date for any class of Class C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Class C-B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes in the Senior-Subordinate Loan Groups, in each case immediately prior to that distribution date.

Priority of Distributions—The Senior-Subordinate Loan Groups

Distributions will generally be made to the extent of the related Available Funds for the Senior-Subordinate Loan Groups in the order and priority as follows:

•	first, to the senior certificates of the related group, accrued and unpaid interest as described in “—Distributions of Interest—The Senior-Subordinate Loan Groups” herein; and
•	second, to the senior certificates of the related group, principal as described in

“—Distributions of Principal—The Senior-Subordinate Loan Groups.”

After giving effect to the distributions set forth in the previous paragraph, all such remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Senior-Subordinate Certificates as described herein under “—Cross Collateralization—the Senior-Subordinate Loan Groups.”

•

first, to each class of Class C-B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

•	second, to the Class AR-L or Class AR Certificates, as appropriate, the remainder (which is expected to be zero) of all Available Funds.

Distributions of interest and principal to the Senior-Subordinate Certificates will be based on payments received or advanced for the mortgage loans in the related group except under the limited circumstances described under “—Cross-Collateralization—The Senior-Subordinate Loan Groups.” Distributions of interest and principal to the Class C-B Certificates will be based on payments received or advanced for the Senior-Subordinate Loan Group mortgage loans.

Distributions of Interest—The Senior-Subordinate Loan Groups

The pass-through rates for the Senior-Subordinate Certificates are described in the term sheet to which this term sheet relates.

The pass-through rate on the Class C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage, of (a) the sum obtained by adding each of the products obtained by multiplying the weighted average pass-through rates for each Senior-Subordinate Loan Group for that distribution date and the Class C-B Component Balance for each such Senior Subordinate Loan Group immediately prior to such distribution date, divided by (b) the aggregate of the Class C-B Component Balances for a Senior-Subordinate Loan Group immediately prior to such distribution date.

With respect to each class in the Senior-Subordinate Loan Groups and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of the previous distribution dates and interest accrued during the preceding Accrual Period. Interest will accrue on each class in the Senior-Subordinate Loan Groups on the basis of a 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of senior certificates in the Senior-Subordinate Loan Groups will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group for that distribution date and the interest entitlement described above for the Class C-B Certificates will be reduced by Net Interest Shortfalls experienced by the Senior-Subordinate Loan Group mortgage loans for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a class of Class C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable weighted average pass-through rate on that class’s proportionate share, based on the Class Principal Balance, of the related Class C-B Component Balance for that distribution date.

Distributions of Principal—The Senior-Subordinate Loan Groups

General.

On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor to the extent and in the priority described in this term sheet supplement. See “ —Priority of Distributions—The Senior-Subordinate Loan Groups” in this term sheet supplement. The Senior-Subordinate Certificates will receive principal collected from the Senior-Subordinate Loan Group mortgage loans, respectively, except under the limited circumstances described in “—Cross-Collateralization—The Senior-Subordinate Loan Groups.” The Class C-B Certificates will receive principal collected from the Senior-Subordinate Loan Group mortgage loans.

Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for that distribution date, will be distributed as principal, to the following classes in the following order:

(i)	first, to the Class AR and Class AR-L Certificates, pro rata, based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero; and
(ii)

second, the Senior Principal Distribution Amount for that distribution date remaining after making the payments specified in clause (i) above, to the Class A Certificates, pro rata, based on their Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.

Subordinate Principal Distribution Amount to the Class C-B Certificates.

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class C-B Certificates, in accordance with the priorities set forth above in “—Priorities of Distributions” and to the extent of amounts available therefor. Each class of Class C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Class C-B Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount. Distributions of principal of the Class C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Class C-B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date. See “—Priority of Distributions—The Senior-Subordinate Loan Groups” in this term sheet supplement.

For each class of Class C-B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Class C-B Certificates, pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination of Class C-B Certificates

Credit enhancement for the Senior-Subordinate Certificates includes the subordination of the Class C-B Certificates and the priority of application of Realized Losses. The Class C-B Certificates will be subordinate in right of payment of and provide credit support to the Senior-Subordinate Certificates to the extent described in this term sheet supplement. The support provided by the Class C-B Certificates is intended to enhance the likelihood of regular receipt by the Senior-Subordinate Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior-Subordinate Certificates protection against certain losses.

Any Realized Loss with respect to a Senior-Subordinate Loan Group mortgage loan, except for Excess Losses, will be allocated among the Senior-Subordinate Loan Groups as set forth in the term sheet to which this term sheet supplement relates.

On each distribution date, Excess Losses with respect to principal will be allocated pro rata among the classes in the Senior-Subordinate Loan Groups, based on their respective Class Principal Balances.

On each distribution date, if the aggregate Class Principal Balance of all classes in the Senior-Subordinate Loan Groups exceeds the Aggregate Collateral Balance after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class C-B Certificates then outstanding.

Investors in the Senior-Subordinate Certificates should be aware that because the Class C-B Certificates represent interests in the Senior-Subordinate Loan Groups, the Class Principal Balances of the Class C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any one of these groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in each loan group may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Class C-B Certificates of Realized Losses on the mortgage loans in a loan group will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

The Class C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against Special Hazard Losses Bankruptcy Losses and Fraud Losses.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the current aggregate principal balance of the Senior-Subordinate Loan Group mortgage loans and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Class C-B Certificates since such preceding anniversary, and (b) on the fifth anniversary of the cut-off date, zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class C-B Certificates.

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

(A)           the greatest of:

•	1% of the Aggregate Collateral Balance on such distribution date,
•	twice the Stated Principal Balance of the largest mortgage loan in a Senior-Subordinate Loan Group, or
•

the aggregate Stated Principal Balance of the mortgage loans in a Senior-Subordinate Loan Group secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

(B)           the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Class C-B Certificates since the closing date.

The amount of coverage provided by the Class C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Investors in the Senior-Subordinate Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in the Senior-Subordinate Loan Groups. In the event mortgage loans in one of the loan groups suffers a high level of losses, the available coverage for the certificates related to the other loan groups will be reduced and may cause the certificates related to the other loan groups to suffer losses in the event mortgage loans in either group suffer losses after the available coverage has been exhausted.

Cross-Collateralization—The Senior-Subordinate Loan Groups

Cross-Collateralization due to rapid prepayments.

On each distribution date prior to the Credit Support Depletion Date, but after the date on which any of the aggregate Class Principal Balance of the Senior-Subordinate Certificates has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be paid to the senior certificates of the other groups. Such amount will be allocated between the other groups, pro rata based on aggregate Class Principal Balance and paid to the senior certificates in such groups in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Class C-B Percentage for that distribution date is greater than or equal to 200% of the Class C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related Class C-B Component Balance, is less than 50%. If principal from one Group is distributed to the senior certificates of the other groups according to this paragraph, the Class C-B Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

If on any distribution date the Class Principal Balance of any of the Senior-Subordinate Certificates is greater than the Aggregate Loan Group Balance of the related loan group (the “Undercollateralized Group”), then the following will occur:

•

The Available Funds in the other groups that are not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of each Overcollateralized Group, in an aggregate amount equal to one month’s interest on the Principal Transfer Amount of each Undercollateralized Group at the weighted average pass-through rate applicable to the Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

•

The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group or Groups, after distributions of principal to the senior certificates of each Overcollateralized Group, will be distributed to the senior certificates of each Undercollateralized Group until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the Aggregate Loan Group Balance of the related group.

Consequently, the Class C-B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

On each Distribution Date, the “Principal Transfer Amount” for an Undercollateralized Group will equal the excess, if any, of the Class Principal Balance of the senior certificates related to such Undercollateralized Group over the Aggregate Loan Group Balance of such Undercollateralized Group.

For each distribution date and any group, the “Overcollateralization Amount” for such group is the excess of (i) the Aggregate Loan Group Balance of such group over (ii) the aggregate Class Principal Balance of the Senior Certificates related to that group.

In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

All or a portion of the distributions to the Senior-Subordinate Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

In the event that the weighted average of the pass-through rates of the senior certificates related to an Undercollateralized Group is greater than the weighted average of the pass-through rates of the senior certificates related to the Overcollateralized Group or Groups, the payment of interest to such senior certificates related to the Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Class C-B Certificates. In addition, after the aggregate principal balance of the Class C-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

Glossary of Terms—The Floating Rate Loan Group Certificates

The following terms are given the meanings shown below to help describe the cash flows on the Floating Rate Loan Group Certificates. Certain capitalized terms used to describe the Floating Rate Loan Group Certificates are defined under “—Glossary of Terms—The Senior Subordinate Certificates.”

Accrual Period—For any class of Floating Rate Loan Group Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related distribution date.

Aggregate Loan Group Balance—For the Floating Rate Loan Group and any date of determination, the aggregate of the Stated Principal Balance of the mortgage loans in the Floating Rate Loan Group as of the last day of the related Collection Period, plus the amount, if any, then on deposit in the prefunding account.

Basis Risk Shortfall—For any class of Floating Rate Loan Group Certificates, other than the Excess Cash Flow Certificates, and any distribution date, the sum of:

(1)

the excess, if any, of the related Current Interest calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the Maximum Interest Rate and (z) 11.00%, over the related Current Interest for the applicable distribution date;

(2)	any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3)

interest on the amount in clause (2) for the related Accrual Period calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the Maximum Interest Rate and (z) the amount set forth in the term sheet attached hereto.

Carryforward Interest—For any class of Floating Rate Loan Group Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (a) Current Interest for such class for the immediately preceding distribution date and (b) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class Principal Balance—For any class of Floating Rate Loan Group Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	All amounts previously distributed to holders of certificates of that class as payments of principal; and
•	Applied Loss Amounts (as defined below under “—Credit Enhancement”) previously allocated to that class;

provided, however, that the Floating Rate Loan Group Certificates will be increased in an aggregate amount equal to the related Recoveries received in respect of any distribution date, in order of seniority, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—For each of the floating group mortgage loans and any distribution date, an amount to be paid by the master servicer or the servicer of that mortgage loan as described above under “Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement.

Credit Support Depletion Date—The first distribution date on which the aggregate Class Principal Balance of the Floating Rate Loan Group Subordinate Certificates has been or will be reduced to zero.

Current Interest—For any class of Floating Rate Loan Group Certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of Floating Rate Loan Group Certificates, the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Cut-off Date Principal Balance—The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Deferred Amount—For any class of the Floating Rate Loan Group Senior Certificates and Floating Rate Loan Group Subordinate Certificates, and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts (as defined below under “Credit Enhancement—The Floating Rate Loan Group Certificates”) previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (a) the aggregate of amounts previously paid in reimbursement thereof and (b) any increases to the Class Principal Balance as a result of Recoveries.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding Stated Principal Balance of all Floating Rate Loan Group mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group Balance as of the close of business on the last day of such month.

Expense Fee Rate—As to each mortgage loan, the sum of the related servicing fee rate, the excess servicing fee rate, if applicable, the special servicing fee rate, if applicable, and the rate at which the premium on a lender paid mortgage guaranty insurance policy is calculated, if applicable.

Floating Rate Loan Group Interest Remittance Amount—As set forth in the term sheet to which this term sheet supplement relates.

Floating Rate Loan Group Net Funds Cap— As set forth in the term sheet to which this term sheet supplement relates.

Insurance Proceeds—Amounts paid pursuant to any insurance policy, with respect to a mortgage loan, that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rate) on the Floating Rate Loan Group mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Proceeds—Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Maximum Interest Rate—For any distribution date, an annual rate equal to the weighted average of the Rate Ceilings of the mortgage loans in the Floating Rate Loan Group, minus the weighted average expense fee rate of the mortgage loans in such Floating Rate Loan Group.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and the Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to clauses I(vii) and II(vii) under “Distributions of Principal— The Floating Rate Loan Group Certificates.”

Net Cumulative Realized Loss Amount—For any distribution date, cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from any related Cap Account on all prior distribution dates.

Net Mortgage Rate—With respect to any mortgage loan, the rate per annum equal to the mortgage rate minus the rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues at the time of determination on that mortgage loan in accordance with the terms of the related mortgage note.

Optimal Interest Remittance Amount—For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rates of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group that did not arise as a result of a default or delinquency of the applicable mortgage loans or were not taken into account in computing the expense fee rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Group Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the aggregate Principal Remittance Amount for the Floating Rate Loan Group for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for the Floating Rate Loan Group for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Floating Rate Loan Group Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any scheduled payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Principal Payment Amount—For any distribution date will be equal to the aggregate Principal Remittance Amount for the Floating Rate Loan Group for such date minus the Overcollateralization Release Amount, if any, for such date, plus, with respect to the distribution date in February 2006, the amount remaining, if any, on deposit in the prefunding account at the end of the prefunding period, exclusive of investment income thereon.

Principal Remittance Amount—For any distribution date and the Floating Rate Loan Group, will equal the sum of (1) all principal collected (other than Payaheads) or advanced in respect of scheduled payments on the mortgage loans in the Floating Rate Loan Group during the related Collection Period (less unreimbursed advances, servicing advances and other amounts due to a servicer, the master servicer, the trustee and the trust administrator with respect to the mortgage loans in the Floating Rate Loan Group, to the extent allocable to principal) and the principal portion of Payaheads previously received on the mortgage loans in the Floating Rate Loan Group and intended for application in the related Collection Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding Stated Principal Balance of each mortgage loan in the Floating Rate Loan Group that was repurchased by the seller or purchased by the special servicer during the period described in the pooling and servicing agreement relating to such distribution date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans in the Floating Rate Loan Group during the related Collection Period allocable to principal, (5) all Liquidation Proceeds (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans in the Floating Rate Loan Group during the period described in the pooling and servicing agreement relating to such distribution date, to the extent allocable to principal, and (6) amounts withdrawn from any related the Cap Account to cover Net Cumulative Realized Loss Amounts on the floating group mortgage loans incurred during the related Collection Period.

Recovery—With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated to a class or classes of certificates in accordance with the pooling and servicing agreement, net of reimbursable expenses.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Senior Enhancement Percentage—For any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Floating Rate Loan Group Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Group Balance for such distribution date.

Senior Principal Payment Amount—As set forth in the term sheet to which this term sheet supplement relates.

Stepdown Date—As set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest—The Floating Rate Loan Group Certificates

The per annum pass-through rates for the certificates are described in the term sheet to which this term sheet supplement relates.

The amount of interest payable on each distribution date in respect of each class of Floating Rate Loan Group Certificates, will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of Floating Rate Loan Group Certificates, on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Floating Rate Loan Group Certificates, other than the Excess Cash Flow Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described herein under “—Credit Enhancement—The Floating Rate Loan Group Certificates—Overcollateralization,” from amounts otherwise payable on the Excess Cash Flow Certificates on such distribution date, and from amounts paid under any Cap Agreement for a related class of certificates on deposit in any related Cap Account.

On each distribution date, the Floating Rate Loan Group Interest Remittance Amount for such date will be paid in the following order of priority:

(1)	To any related Supplemental Interest Trust for payment to any swap counterparty, an amount equal to the amount set forth in the term sheet attached hereto.

(2)	to the Floating Rate Loan Group Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date;
(3)	to the Floating Rate Loan Group Subordinate Certificates, in order of ascending numerical order Current Interest and any Carryforward Interest for such class and distribution date; and
(4)	for application as part of Monthly Excess Cashflow for such distribution date, as described under

“—Credit Enhancement—The Floating Rate Loan Group Certificates—Overcollateralization” below, any such Floating Rate Loan Group Interest Remittance Amount remaining after application pursuant to clauses (1) through (3) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal—The Floating Rate Loan Group Certificates

Distributions of principal on the Floating Rate Loan Group Senior Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below. Distributions of principal on the Floating Rate Loan Group Subordinate Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Floating Rate Loan Group Senior Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.	On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:
(i)

to the Floating Rate Loan Group Senior Certificates, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero;

(ii)	to the Floating Rate Loan Group Subordinate Certificates, in ascending numerical order, until its Class Principal Balance has been reduced to zero; and
(iii)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Floating Rate Loan Group Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

to the Floating Rate Loan Group Senior Certificates, the Senior Principal Payment Amount for such distribution date, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero;

(ii)

to the Floating Rate Loan Group Subordinate Certificates, in ascending numerical order the Floating Rate Loan Group Subordinate Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero; and

(iii)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Floating Rate Loan Group Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

Credit Enhancement—The Floating Rate Loan Group Certificates

Credit enhancement for the Floating Rate Loan Group Certificates consists of the subordination of the Floating Rate Loan Group Subordinate Certificates, the priority of application of Realized Losses, overcollateralization and amounts available under any Swap Agreement for a related class of certificates to cover certain Net Cumulative Realized Loss Amounts on the Floating Rate Loan Group mortgage loans, in each case as described herein.

Subordination. The rights of holders of the Floating Rate Loan Group Subordinate Certificates to receive payments with respect to the Floating Rate Loan Group mortgage loans will be subordinated to such rights of holders of each class of Floating Rate Loan Group Certificates having a higher priority of payment, as described under “—Distributions of Interest—The Floating Rate Loan Group Certificates” and “—Distributions of Principal—The Floating Rate Loan Group Certificates.” This subordination is intended to enhance the likelihood of regular receipt by holders of Floating Rate Loan Group Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Floating Rate Loan Group mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  Realized Losses on the Floating Rate Loan Group mortgage loans will have the effect of reducing amounts payable in respect of the Excess Cash Flow Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to Floating Rate Loan Group mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates exceeds the sum of the aggregate Stated Principal Balance of the Floating Rate Loan Group mortgage loans for such distribution date and the amounts on deposit in the prefunding account for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Floating Rate Loan Group Subordinate Certificates, in descending numerical order, until the Class Principal Balance thereof has been reduced to zero; and second, the Floating Rate Loan Group Senior Certificates (except the most senior Floating Rate Loan Group Senior Certificates, until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the most senior Floating Rate Loan Group Certificates will not be reduced by Applied Loss Amounts.

Holders of the Floating Rate Loan Group Senior Certificates (except the most senior Floating Rate Loan Group Senior Certificates) and Floating Rate Loan Group Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow or amounts paid under any Swap Agreement for a related class of certificates as described below.

The Cap Agreement. If set forth in the term sheet related to this term sheet supplement, on or before the closing date, the trust administrator, acting on behalf of the trust, will enter into one or more separate interest rate cap agreements (each , a “Cap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule, Confirmation and Credit Support Annex between the trustee, on behalf of the trust and Credit Suisse International (in such capacity, the “cap counterparty”), for the benefit of one or more classes of floating-rate certificates whereby, in consideration for a one time payment by the trust to the cap counterparty on the closing date, the cap counterparty will agree to make payments to the related class of floating rate certificates on each cap agreements payment date with respect to each related Cap Agreement. See the term sheet related to this term sheet supplement for more details regarding any Cap Agreement.

The Swap Agreement. If set forth in the term sheet related to this term sheet supplement, , a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold a swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule, Confirmation and Credit Support Annex between the trustee, on behalf of the Supplemental Interest Trust and Credit Suisse International (in such capacity, the “swap counterparty”), for the benefit of one or more classes of floating-rate certificates. See the term sheet related to this term sheet supplement for more details regarding any Swap Agreement.

Overcollateralization. The weighted average net mortgage rate of the Floating Rate Loan Group mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the Floating Rate Loan Group Certificates plus certain expenses of the trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates to amortize more rapidly than the Aggregate Loan Group Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the Floating Rate Loan Group mortgage loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

In addition, on and after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of each Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)

until the aggregate Class Principal Balance of the Floating Rate Loan Group Certificates equals the Aggregate Loan Group Balance for such distribution date minus the Targeted Overcollateralization Amount for such date:

(A) on each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Floating Rate Loan Group Certificates, in the following order of priority:

(a)

to the Floating Rate Loan Group Senior Certificates, in ascending numerical order, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero; and

(b)	to the Floating Rate Loan Group Subordinate Certificates, in ascending numerical order, until its Class Principal Balance has been reduced to zero;

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal—The Floating Rate Loan

Group Certificates,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	to the Floating Rate Loan Group Senior Certificates (except the most senior Floating Rate Loan Group Senor Certificates), any Deferred Amount for such class;
(3)	to the Floating Rate Loan Group Subordinate Certificates, in ascending numerical order, any Deferred Amount for such class;
(4)	to the Floating Rate Loan Group Senior Certificates, pro rata based on amounts due, any Basis Risk Shortfall for such class;
(5)	to the Floating Rate Loan Group Subordinate Certificates, in ascending numerical order, any Basis Risk Shortfall for such class;
(6)	to the Excess Cash Flow Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
(7)

to the Class AR-L or Class AR Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class AR-L or Class AR Certificates under this clause (7).

Distributions pursuant to subparagraphs (4) and (5) on any distribution date will be made after giving effect to any payments in respect of a related Cap Agreement to pay any related Basis Risk Shortfall. Distributions pursuant to subparagraphs (2) and (3) on any distribution date will be made after giving effect to any after giving effect to any payments in respect of a related a Cap Agreement on such date to pay Deferred Amounts.

Additional Issuances of Certificates

Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates. A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC. The Class AR Certificate will represent ownership of the residual interest in this REMIC. Any such issuance will be made pursuant to an amendment of the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut off Date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

•

have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

•	have an LTV ratio not higher than that of the deleted mortgage loan;
•

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

Under the pooling and servicing agreement, the trustee will receive representations and warranties made by DLJ Mortgage Capital. The mortgage loan representations and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

•

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;
•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high cost,” “high risk home,” or “predatory” loan under applicable state, federal or local law;
•	the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut off date;
•

no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

•	each mortgage loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination;
•	each mortgage loan had a CLTV ratio at origination of 100.00% or less; and
•	each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

•	cure that breach,
•

repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

•	substitute a replacement mortgage loan for that mortgage loan.

This substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code, provided, however, that an opinion of counsel will not be required if the depositor delivers an officer’s certificate which states that the substitution is being made with respect to mortgage loans that are “defective” under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer, any modification oversight agent, any special servicer and the master servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination; Terminating Auction Sale

On any distribution date on or after which the aggregate Stated Principal Balance of the Senior-Subordinate Loan Group mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Senior-Subordinate Loan Group mortgage loans as of the cut-off date, the Terminating Entity (as defined below) will (subject to the terms of the pooling and servicing agreement) have the option to purchase the Senior-Subordinate Loan Group mortgage loans, all real property acquired in respect of any Senior-Subordinate Loan Group mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the Senior-Subordinate Loan Group mortgage loans plus accrued interest thereon at the applicable mortgage rate to, but not including, the due date in the month of such distribution date, (ii) with respect to REO property related to the Senior-Subordinate Loan Group mortgage loans, the lesser of (x) the appraised value of such REO property and (y) the Stated Principal Balance for the mortgage loan related to such REO property and (iii) any unreimbursed advances, fees and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the Senior-Subordinate Loan Group mortgage loans (with respect to the Senior-Subordinate Loan Group mortgage loans, the “Terminating Par Value”) and (b) the fair market value of all property of the trust related to the Senior-Subordinate Loan Group mortgage loans.

On any distribution date on or after which the aggregate Stated Principal Balance of the Floating Rate Loan Group mortgage loans is less than or equal to 10% of the sum of (x) the aggregate Stated Principal Balance of the Floating Rate Loan Group mortgage loans as of the initial cut-off date and (y) the amount on deposit in the prefunding account on the closing date, the Terminating Entity will (subject to the terms of the pooling and servicing agreement) have the option to purchase the Floating Rate Loan Group mortgage loans, all real property acquired in respect of any Floating Rate Loan Group mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the Floating Rate Loan Group mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date, (ii) with respect to REO property related to the Floating Rate Loan Group mortgage loans, the lesser of (x) the appraised value of such REO property and (y) the Stated Principal Balance for the mortgage loan related to such REO property and (iii) any unreimbursed advances and servicing fee and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the Floating Rate Loan Group mortgage loans (with respect to the Floating Rate Loan Group mortgage loans, the “Terminating Par Value”), and (b) the fair market value of all property of the trust related to the Floating Rate Loan Group mortgage loans.

The “Terminating Entity” will be (i) DLJ Mortgage Capital, Inc., if it is the owner of the servicing rights with respect to any related mortgage loan on such optional termination date, or (ii) if that is not the case, the special servicer or another servicer, as determined pursuant to the terms of the pooling and servicing agreement.

If either of such options is exercised, and the amount specified in clause (b) of the first or second immediately preceding paragraph exceeds the amount specified in clause (a) of the first or second immediately preceding paragraph, as applicable, the Class AR-L Certificates will be entitled to receive the amount of such excess. There can be no assurance that any of such options will be exercised, or that if any of such options are exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If the option to purchase the Senior-Subordinate Loan Group mortgage loans and the other assets in the trust related to a Senior-Subordinate Loan Group as described above is not exercised and the aggregate Stated Principal Balance of the Senior-Subordinate Loan Group mortgage loans declines below 5% of the aggregate Stated Principal Balance of the Senior-Subordinate Loan Group mortgage loans as of the initial cut-off date, the trust administrator will conduct an auction to sell the Senior-Subordinate Loan Group mortgage loans and the other assets in the trust related to a Senior-Subordinate Loan Group.

If the option to purchase the Floating Rate Loan Group mortgage loans and the other assets in the trust related to Floating Rate Loan Group as described above is not exercised and the aggregate Stated Principal Balance of the Floating Rate Loan Group mortgage loans declines below 5% of the sum of (x) the aggregate Stated Principal Balance of the Floating Rate Loan Group mortgage loans as of the initial cut-off date and (y) the amount on deposit in the prefunding account on the closing date, the trust administrator will conduct an auction to sell the Floating Rate Loan Group mortgage loans and the other assets in the trust related to the Floating Rate Loan Group, provided, that if there are any NIM notes related to the Floating Rate Group outstanding, the trust administrator will not conduct such auction.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the related Terminating Par Value plus certain expenses set forth in the pooling and servicing agreement. If less than three bids are received or the highest bid received is less than the related Terminating Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

If an auction is successfully completed with respect to either (a) the Senior-Subordinate Loan Group mortgage loans or (b) the Floating Rate Loan Group mortgage loans, and the highest bid is in excess of the related Terminating Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If either of such options is exercised or an auction is successfully conducted, the effect would be to cause an early retirement of the related certificates. Distributions on the certificates relating to any optional termination or auction sale will first be treated as a prepayment of mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.” The proceeds from that distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled.

Reports to Certificateholders

The monthly statement to certificateholders prepared by the trust administrator will include the following information with respect to each distribution date:

•	the Class Principal Balance of each class of certificates before giving effect to the distribution of principal and interest;
•	the amount of the related distribution on each class of certificates allocable to interest;
•	the amount of the related distribution on each class of certificates allocable to principal;
•	the sum of the principal and interest payable to each class of certificates;
•	any Realized Loss allocable to each class of certificates;
•	any Carryforward Interest allocable to each class of certificates;
•	the Class Principal Balance of each class of certificates after giving effect to the distribution of principal and interest;
•	the pass through rate for each class of certificates;
•	the applicable record dates, Interest Accrual Periods, determination date and distribution date;
•	the Principal Payment Amount and Principal Remittance Amount;
•	the total cash flows received and the general sources thereof;
•	the amount of principal prepayments;
•	the amount of principal as a result of repurchased mortgage loans;
•	the aggregate amount of scheduled interest prior to reduction for fees;
•	the amount of net recoveries on charged off mortgage loans;
•	the amount of reimbursements of nonrecoverable advances previously made;
•	the amount of Net Liquidation Proceeds;
•	the amount of Insurance Proceeds;
•	the number of mortgage loans as of the first and last day of the related Collection Period;

•	the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period;
•	the Expense Fee, with an identification of each payee and the general purpose of such fees;
•	the amount of current advances (including the general purpose of such advances);
•	the amount of outstanding advances;
•

the number and aggregate Stated Principal Balance of mortgage loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

•	the number and aggregate Stated Principal Balance of mortgage loans that are currently in bankruptcy, but not delinquent;
•	the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;
•	the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect ;
•	the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such distribution date;
•	current Realized Losses;
•	cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;
•	the weighted average term to maturity of the mortgage loans as of the close of business on the last day of the calendar month preceding the related distribution date;
•	the number of mortgage loans that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;
•	the amount of any funds remaining in the Pre Funding Account as of such distribution date;
•	the Net Funds Cap with respect to each Loan Group;
•	amount, if any, on deposit in any Pre-Funding Account;
•	the Monthly Excess Cashflow; and
•

the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount.

For purposes of the information reported in the monthly statement to certificateholders prepared by the trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for December 1 at the close of business on January 31 would be described as 30 to 59 days delinquent in the February trust and static pool reporting.

Evidence as to Compliance

Each of the servicers and the special servicer will deliver to the depositor and the trust administrator, on or about March 1st of each year, commencing with March 1, 2007, an officer’s certificate stating that: (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the applicable Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the applicable Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 1st of each year, commencing with March 1, 2007, each of the servicers, the special servicer, the master servicer and the custodians will be required to deliver annually to the depositor and the trust administrator, an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”) that are applicable to such party. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity delivering the assessment of compliance referred to in the previous paragraph also will deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the trust administrator. These items will be filed with the issuing entity’s annual report on Form 10 K, to the extent required under Regulation AB.

The Issuing Entity

On the closing date, and until the termination of the trust, the applicable Adjustable Rate Mortgage Trust series will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year. The assets of the issuing entity are described herein under “Description of the Certificates—Assets of the Trust.”

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer, the servicers, the modification oversight agent, if applicable, and the trust administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement. See “Servicing of the Mortgage Loans” in the prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “Description of the Certificates — Amendment” in the prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

The trustee, U.S. Bank National Association, has its corporate trust offices at 60 Livingston Avenue, EP MN WS3D, St. Paul, Minnesota 55107. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not the trustee. The trustee will have the following material duties under the pooling and servicing agreement:

•	directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;
•

directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

•

in the event of a default by the servicer under the pooling and servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the master servicer. If the master servicer is terminated, or the master servicer resigns, the trustee will become the successor master servicer. However, if the trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

•

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

•

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Certain Matters Regarding the Servicers and the Master Servicer

On and after the time a servicer receives a notice of termination or the resignation of a servicer, the master servicer shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other capacity, and the transactions set forth or provided for in the pooling and servicing agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation there for, the master servicer shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the related collection account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the master servicer has become the successor to a servicer, the master servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second lien loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer. Pending appointment of a successor to a servicer, the master servicer, unless the master servicer is prohibited by law from so acting, shall act in such capacity as described above. In connection with such appointment and assumption, the master servicer may make arrangements for the compensation of any successor out of payments on the related mortgage loans as it and the related successor agree; provided, however, that no such compensation will be in excess of the related servicing fee. The master servicer and the related successor will take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Neither the master servicer, the trust administrator nor any other successor servicer will be deemed to be in default by reason of any failure to make, or any delay in making, any distribution pursuant to the pooling and servicing agreement or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities under the pooling and servicing agreement, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The Trust Administrator

The corporate trust office of the trust administrator for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, N.A., 6th Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: applicable CS ARMT series, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent. The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trust administrator. Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trust administrator will be required to notify certificateholders and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

The trust administrator is responsible for the aggregation of monthly servicer reports. The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website at http://www.ctslink.com. Information about and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600. The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change. In addition, the trust administrator will post on the above website, on a monthly basis, current loan level data reports about the mortgage loans in the trust fund. The format of these loan level data reports may be modified, or they may be discontinued, at any time.

The trust administrator shall be entitled to the investment earnings on amounts on deposit in the certificate account maintained by the trust administrator.

Restrictions on Transfer of the Class AR and Class AR-L Certificates

The Class AR and Class AR-L Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.” The pooling and servicing agreement provides that the Class AR and Class AR-L Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See “ERISA Considerations” in this term sheet supplement. Each Class AR and Class AR-L Certificate will contain a legend describing the foregoing restrictions.

Voting Rights

All voting rights will be allocated among the holders of each class of certificates as set forth in the prospectus supplement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller of those mortgage loans due to uncured breaches of representations and warranties, the purchase of delinquent mortgage loans by the special servicer or the purchase of the mortgage loans by the Terminating Entity under the circumstances described under “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. All of the mortgage loans are adjustable-rate mortgage loans. As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the adjustable-rate mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans. Prepayments on the mortgage loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the mortgage loans will experience.

Although the mortgage rates on the adjustable-rate mortgage loans are subject to adjustment, such mortgage rates may adjust less frequently than the pass-through rates on the certificates and adjust by reference to the applicable Index. With respect to the LIBOR Certificates, changes in one-month LIBOR may not correlate with changes in the applicable Index and also may not correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the LIBOR Certificates. The mortgage rate applicable to substantially all of the mortgage loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Index value with respect to an adjustable-rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the related certificates. In addition, substantially all of the adjustable-rate mortgage loans have mortgage rates which will not adjust for a substantial period of time after origination. See “Description of the Mortgage Pool” in this term sheet supplement.

A portion of the initial mortgage loans may be subject to prepayment premiums during intervals ranging from four months to five years following origination, as described under “Description of the Mortgage Pool—General” herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The depositor makes no representation as to the expected rate of prepayments on the mortgage loans.

See “Description of the Mortgage Pool” and “Description of the Certificates” in this term sheet supplement and “Yield, Prepayment and Maturity Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

Investors in the offered certificates are encouraged to consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgage properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Mandatory Prepayment

With respect to each class of offered certificates related to the Floating Rate Loan Group in the event that at the end of the prefunding period there are any remaining amounts on deposit in the prefunding account, the holders of those certificates then entitled to principal will receive an additional distribution allocable to principal in an amount equal to the amount remaining in such prefunding account. Although there can be no assurance, the depositor anticipates that there should be no material principal payment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust (exclusive of any Floating Rate Loan Swap Agreement and the assets held in any Floating Rate Loan Swap Agreement Account) will comprise multiple REMICs in a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each REMIC as the residual interest in that REMIC. The Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs, which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC. Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

Each offered certificate, other than a Class AR and Class AR-L Certificate, will evidence ownership of a REMIC regular interest. See “Tax Treatment of the Floating Rate Loan Group Certificates” for a discussion of additional tax information for the Floating Rate Loan Group Certificates.

Original Issue Discount

For federal income tax information reporting purposes, certain classes of offered certificates may be issued with original issue discount based on their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be a rate equal to 25% CPR for the mortgage loans in the Senior-Subordinate Loan Groups and 30% CPR for the mortgage loans in the Floating Rate Loan Group. No representation is made that the mortgage loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate (as defined below), the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates,” “—Market Discount” and “—Premium” in the prospectus.

Status of the Offered Certificates

The Certificates (other than the Notional Principal Contract Components of the Carryover Certificates) will be treated as assets described in Section 7701(a)(19)(c) of the Code, and as “real estate assets” under Section 856(c)(5)(b) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the Certificates (other than the Notional Principal Contract Components of a Carryover Certificate) will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(c) of the Code or as real estate assets under Section 856(c)(5)(b) of the Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Code if held by another REMIC.

The Class AR and Class AR-L Certificates

Purchasers of the Class AR and Class AR-L Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of the Class AR and Class AR-L Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class AR or Class AR-L Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests and “tax avoidance potential” residual interests as these characteristics affect the circumstances under which the transfer of Class AR and Class AR-L Certificates will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations” in the prospectus.

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Tax Treatment of the Floating Rate Loan Group Certificates

For federal income tax purposes, a beneficial owner of a Floating Rate Loan Group Certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of a Floating Rate Loan Group Certificate (other than any Excess Interest Certificates) (a “Carryover Certificate”) as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each Carryover Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) any net swap payment made to the swap provider and (2) 12, and the denominator of which is equal to the aggregate collateral balance of the Floating Rate Loan Group (the “Net Swap Payment Rate”), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period, and (ii) any swap termination payment will be treated as being payable solely from Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Carryover Certificate may differ from the actual amount of distributions on the Carryover Certificate.

Any amount payable on a Carryover Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Carryover Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Carryover Certificate in excess of the amount payable on the Carryover Certificate will be treated as having been received by the holder of that Carryover Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus. In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the Carryover Certificates and the Excess Interest Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Carryover Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Carryover Certificate.

Allocation

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Notional Principal Contract component—in accordance with the relative fair market values thereof. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

The trustee will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in the prospectus supplement as the notional principal contract regulations. Holders of Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Carryover Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Carryover Certificate.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Carryover Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Carryover Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Carryover Certificate may have income that exceeds cash distributions on the Carryover Certificate in any period and over the term of the Carryover Certificate. As a result, the Carryover Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

Upon the sale, exchange or other disposition of a Carryover Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the Carryover Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described in the prospectus, be capital gain or loss.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of the related underwriting agreement, Credit Suisse Securities (USA) LLC (an affiliate of the depositor and DLJ Mortgage Capital), will purchase and the depositor will sell, the offered certificates. It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about the closing date, against payment therefor in immediately available funds. It is expected that the Class AR and Class AR-L Certificates will be available for delivery at the office of the applicable underwriter, against payment therefor in immediately available funds.

In connection with the offered certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately set forth in the prospectus supplement.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders,” which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The underwriter is an affiliate of the depositor, the cap counterparty, swap counterparty, DLJ Mortgage Capital, Inc and SPS.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Evidence as to Compliance” herein, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the trust administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

RATINGS

It is a condition to the issuance of the offered certificates that each class of certificates be assigned at least the ratings designated in the term sheet to which this term sheet supplement relates for such class of certificates by one or more rating agencies including that they be rated by Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. Additionally, the ratings assigned by S&P to the Residual Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

The ratings on the LIBOR Certificates do not constitute statements regarding the payment of any Basis Risk Shortfall.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

When issued, the offered certificates identified in the term sheet to which this term sheet relates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. After the prefunding period, the offered certificates identified in the term sheet to which this term sheet relates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section 4975 of the Code (an “ERISA Plan”) to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA and/or the Code of the ERISA Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit “parties in interest” (as defined in Section 3(14) of ERISA) and “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to an ERISA Plan from engaging in specific transactions involving that ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving ERISA Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving ERISA Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in the prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by ERISA Plans (excluding plans or other retirement arrangements that are subject to Section 4975 of the Code) are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. A fiduciary that decides to invest the assets of an ERISA Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor (“DOL”) has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by ERISA Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus. Subject to the following, it is expected that the Exemption will apply to the acquisition and holding by ERISA Plans of the offered certificates, other than the Class AR and Class AR-L Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met as of the closing date. Any ERISA Plan proposing to acquire offered certificates should determine whether the ERISA Plan satisfies all of the applicable conditions. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

Any class of certificates rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s (“Exemption Eligible Certificates”) at the time of acquisition may be eligible for relief under the Exemption, considered without the rights to receive payments with respect to any Swap Agreement. Any person purchasing an Exemption Eligible Certificate and the right to receive payments with respect to the Swap Agreement will have acquired, for purposes of ERISA, (i) the Exemption Eligible Certificate without the right to receive related payments from the Supplemental Interest Trust, and (ii)  the right to receive those payments from the Supplemental Interest Trust. The Exemption may not apply to the acquisition, holding or resale of the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust. Accordingly, the acquisition of the right to receive payments from the Supplemental Trust by a Plan could result in a prohibited transaction unless another statutory or administrative exemption to ERISA’s prohibited transaction rules is applicable. Exemptive relief may be available under Section 408(b)((17) of ERISA. Section 408(b)(17) provides a statutory exemption for certain prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction) solely by reason of providing services to the Plan, but only if the Plan pays no more, or receives no less, than adequate consideration. One or more alternative exemptions issued by the DOL (“Investor-Based Exemptions”) may be available with respect to the initial purchase, holding and resale of the right to receive payments from the Supplemental Interest Trust, including, but not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 84-14, regarding transactions negotiated by “qualified professional asset managers”;
•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;
•	PTCE 91-38, regarding investments by bank collective investment funds;
•	PTCE 95-60, regarding investments by insurance company general accounts; or
•	PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

Each beneficial owner of an Exemption Eligible Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that as of any date prior to the termination of the Swap Agreement, Section 408(b)(7) or at least one Investor-Based Exemption or other applicable exemption applies to the right to receive payments from the Supplemental Interest Trust. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Exemption Eligible Certificates on behalf of a Plan in reliance upon the Exemption, Section 408(b)(7) and any Investor-Based Exemptions.

The rating of a security may change. If a class of certificates, such as the subordinate offered certificates, is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating by at least one of S&P, Fitch Ratings or Moody’s would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Class AR and Class AR-L Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class AR and Class AR-L Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class AR and Class AR-L Certificates and any subordinate offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trustee or the trust administrator receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that that transferee is not a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing subordinate offered certificates (but no other ERISA Restricted Offered Certificates) with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of PTCE 95-60, and that the purchase and holding of the subordinate offered certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer or any other servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

It should be noted that PTCE 95-60 may provide exemptive relief for any potential prohibited transactions discussed above in connection with payments under the Swap Agreement if an ERISA Restricted Offered Certificate entitles the holder to receive payments with respect to the Swap Agreement and is purchased by a Plan investor that is an insurance company general account.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a

Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the trust administrator or the U.S. withholding agent receives a statement—

(a)     from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,
(ii)	certifies that such beneficial owner is not a United States person, and
(iii)	provides the name and address of the beneficial owner, or

(b)     from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,
(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and
(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;
II.	the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;
III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.	provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;
II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or
III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.